Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 31, 2019, with respect to the consolidated financial statements of AerSale Corp. and subsidiaries contained in the Registration Statement and Proxy Statement/Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Proxy Statement/Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida

December 31, 2019